Exhibit 4.1
FIFTH SUPPLEMENTAL INDENTURE
This FIFTH SUPPLEMENTAL INDENTURE, dated as of November 5, 2017 (this “Supplemental Indenture”), among Windstream Services, LLC, a Delaware limited liability company (as successor to Windstream Corporation) (the “Company”), Windstream Finance Corp. (the “Co-Issuer” and, together with the Company, the “Issuers”), the other subsidiaries of the Company party hereto (the “Guarantors”) and U.S. Bank National Association, a national banking association organized under the laws of the United States, solely in its capacity as trustee under the Indenture referred to below (the “Trustee”).
WHEREAS, the Issuers and the Guarantors have heretofore executed and delivered to the Trustee an indenture (as amended or supplemented from time to time prior to the date of this Supplemental Indenture, the “Indenture”), dated as of October 6, 2010 providing for the issuance of the Issuers’ 7.75% Senior Notes due 2020 (the “Notes”);
WHEREAS, pursuant to Section 6.04 of the Indenture, the Company solicited and received consents (the “Consent Solicitation”), upon the terms and subject to the conditions set forth in the Company’s Consent Solicitation Statement dated October 18, 2017 (as amended and supplemented as of the date of this Supplemental Indenture, the “Consent Solicitation Statement”), of Holders representing a majority in aggregate principal amount of the outstanding Notes as of the record date of 5:00 p.m., New York City time, on October 17, 2017 (the “Record Date”) to certain waivers of Defaults and Events of Default that are alleged to have, have or may have arisen under the Indenture;
WHEREAS, pursuant to Section 9.02 of the Indenture, the Company also solicited and received consents in the Consent Solicitation from the Holders of a majority in aggregate principal amount of the outstanding Notes as of the Record Date, for the Issuers, the Guarantors and the Trustee to enter into a supplemental indenture for the purpose of amending or supplementing the Indenture or the Notes;
WHEREAS, pursuant to the Consent Solicitation and Sections 6.04 and 9.02 of the Indenture, Holders representing a majority in aggregate principal amount of the outstanding Notes as of the Record Date (the “Requisite Percentage”) have agreed (subject to the occurrence of certain conditions as further set forth herein) to waive any Default or Event of Default that is alleged to have, has or may have arisen under the Indenture in connection with the Transactions (as defined below) (the “Waivers”) and to amend the Indenture, including amendments to give effect to such Waivers;
WHEREAS, the Company desires to amend certain terms and provisions of the Indenture, as set forth in Article 1 of this Supplemental Indenture (the “Proposed Amendments”);
WHEREAS, the Issuers have delivered to the Trustee, pursuant to Section 6.04 of the Indenture, an Officers’ Certificate stating that the Requisite Percentage of Holders have consented to the Waivers and attaching copies of such consents;

WHEREAS, the Issuers have also delivered to the Trustee, pursuant to Sections 7.02(b); 9.02 and 9.06 of the Indenture, an Officers’ Certificate and an Opinion of Counsel stating that (a) the execution of this Supplemental Indenture is authorized or permitted by the Indenture, and (b) has been duly approved and authorized by the Board of Directors of each Issuer;
WHEREAS, Section 9.04 of the Indenture provides that an amendment, supplement or waiver which becomes effective in accordance with its terms shall bind every Holder thereafter in accordance with its terms; and
WHEREAS, all acts and requirements necessary to make this Supplemental Indenture a valid and binding obligation of the Issuers and the Guarantors have been completed, subject to certain terms, conditions and limitations as provided herein.
NOW, THEREFORE, subject to the terms of Section 2.08 hereof, the parties hereto agree as follows:
ARTICLE 1

Section 1.01    New Definitions.

The following definitions shall be added to the Indenture:
“Debt-for-Debt Exchange” means the transfer of $2.5 billion principal amount of Uniti debt securities and cash to J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Inc. (the “Investment Banks”) by the Company in exchange for the transfer by the Investment Banks to the Company and cancellation of certain debt of the Company consisting of borrowings outstanding under the Company’s senior credit facility and borrowings outstanding under the revolving line of credit held by the Investment Banks pursuant to an Exchange Agreement dated April 16, 2015 by and among the Company and the Investment Banks.
“Distribution” means the distribution on April 24, 2015 by the Company of approximately 80.4 percent of the outstanding shares of Uniti common stock to Holdco.
“First Debt-for-Equity Exchange” means the disposal on June 15, 2016 by the Company of 14,703,993 shares of Uniti common stock to the Company’s creditors in exchange for the satisfaction of certain of its outstanding debt, which common stock was sold pursuant to private placements subsequently.
“Holdco” means Windstream Holdings, Inc., a Delaware corporation.
“Master Lease” means that certain Master Lease, dated April 24, 2015, between CSL National, LP and the other entities set forth thereto, as Landlords, and Holdco, as Tenant, as amended, modified and supplemented from time to time.

“Note Redemptions” mean the redemption by the Company of $400 million outstanding aggregate principal amount of its 8.125% Senior Notes due 2018 pursuant to a notice of redemption dated April 24, 2015, and the redemption by PAETEC Holding, LLC, a wholly-owned subsidiary of the Company, of $450 million outstanding aggregate principal amount of its 9 7/8% Senior Notes due 2018 pursuant to a notice of redemption dated April 24, 2015.
“Second Debt-for-Equity Exchange” means the disposal on June 24, 2016, by the Company of 14,681,071 shares of Uniti common stock to Company creditors in exchange for the satisfaction of certain of its outstanding debt, which common stock were sold in an SEC-registered offering subsequently.
“Spin-Off” means the distribution on April 24, 2015 by Holdco of approximately 80.4 percent of the outstanding shares of Uniti common stock pro rata to holders of its common stock.
“Spin-Off and Subsequent Restricted Payments” means the Restricted Payments made by the Company in connection with and following the Spin-Off, including cash distributions to Holdco to fund lease payments by Holdco under the Master Lease and to fund dividends by Holdco to its stockholders.
“Transactions” means the transactions described on Schedule I hereto, including the Distribution, the Note Redemptions, the Spin-Off, the Debt-for-Debt Exchange, the First Debt-for-Equity Exchange, the Second Debt-for-Equity Exchange, the entry into and performance of the obligations under the Master Lease, the Spin-Off and Subsequent Restricted Payments.
“Uniti” means Uniti Group, Inc.
Section 1.02    Amendments to Certain Definitions

(a)The definition of “Attributable Date” in the Indenture shall be amended by adding the following underlined text:

“Attributable Debt” in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP; provided that, for the avoidance of doubt, any payment or other obligations with respect to the Master Lease shall not constitute Attributable Debt or Indebtedness.
(b)The definition of “Sale and Leaseback Transaction” in the Indenture shall be amended by adding the following underlined text:

“Sale and Leaseback Transaction” means, with respect to any Person, any transaction involving any of the assets or properties of such Person whether now owned or hereafter acquired, whereby such Person sells or otherwise transfers such assets or properties and then or thereafter leases such assets or properties or any part thereof or any other assets or properties which such Person intends to use for substantially the same purpose or purposes as the assets or properties sold or transferred; provided that, for the avoidance of doubt, each Transaction, any series of Transactions or the Transactions as a whole, including the entry into and performance of the Master Lease, shall not constitute a Sale and Leaseback Transaction.
Section 1.03    Amendments to Certain Sections of the Indenture

(a)The following paragraph shall be added to the end of Section 4.07(d) of the Indenture:

For the avoidance of doubt and notwithstanding any other provision of this Indenture, each of the Distribution and the Spin-Off and Subsequent Restricted Payments, individually and as a whole, constitute Restricted Payments permitted by Section 4.07 of the Indenture and shall not constitute Asset Sales.
(b)The following paragraph shall be added to the end of Section 6.01 of the Indenture:

Notwithstanding any other provision of this Indenture, each Transaction, any series of Transactions and the Transactions as a whole are permitted under and not prohibited by this Indenture and shall be deemed not to have resulted in any Default or Event of Default under this Indenture.
Section 1.04    Acknowledgement of Receipt of an Officers’ Certificate Regarding Waiver of a Default or Event of Default.

The Trustee acknowledges that it has received an Officers’ Certificate delivered to it by the Issuers, pursuant to Section 6.04 of the Indenture, stating that the Holders representing a majority in aggregate principal amount of the outstanding Notes as of the Record Date have waived (1) any Default or Event of Default under the Indenture that is alleged to have, has or may have arisen under the Indenture in connection with, related to or as a result of the consummation or performance of the Transactions, and (2) any Default or Event of Default under the Indenture that is alleged to have, has or may have arisen under the Indenture as a result of a Default or Event of Default described in clause (1), and attaching copies of such Waivers. To the extent the requisite consents of Holders of Notes to any amendment or Waiver effected by or delivered in connection with this Supplemental Indenture are determined by a court order of competent jurisdiction to have not been validly obtained in accordance with the Indenture or applicable law, such amendment or Waiver shall not be deemed to have occurred. For the avoidance of doubt, nothing herein is intended to or shall constitute a waiver of any other Default or Event of Default that may occur under Section 6.01(a)(vi) of the Indenture due to acceleration of any indebtedness (other than the Notes), even if such acceleration is caused by, in connection with, in relation to or as a result of the Transactions.

ARTICLE 2

Section 2.01    Instruments To Be Read Together.

This Supplemental Indenture is executed as and shall constitute an indenture supplemental to and in implementation of the Indenture, and, subject to the satisfaction of the conditions set forth in Section 2.08 below, said Indenture and this Supplemental Indenture shall henceforth be read together.
Section 2.02    Confirmation.

The Indenture as amended and supplemented by this Supplemental Indenture is in all respects confirmed and preserved.
Section 2.03    Terms Defined.

Capitalized terms used in this Supplemental Indenture and not otherwise defined herein shall have the meanings assigned to such terms in the Indenture.
Section 2.04    Headings.

The headings of the Articles and Sections of this Supplemental Indenture have been inserted for convenience of reference only, and are not to be considered a part hereof and shall in no way modify or restrict any of the terms and provisions hereof.
Section 2.05    Governing Law.

THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.
Section 2.06    Counterparts.

This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Supplemental Indenture and of signature pages hereto by facsimile or electronic mail/PDF transmission shall constitute effective execution and delivery of such document as to the parties hereto and may be used in lieu of the original document for all purposes. Signatures of the parties hereto or thereto transmitted by facsimile or electronic mail in PDF format shall be deemed to be their original signatures for all purposes.
Section 2.07    Severability.

In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable as determined by a court order of competent jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby; provided, however, that if any provisions of Section 2.08 of this Supplemental Indenture shall be invalid, illegal or unenforceable as determined by a court order of competent jurisdiction, then the remaining provisions of this Supplemental Indenture shall also be invalid and unenforceable to the extent provided by such court order.
Section 2.08    Effectiveness; Termination.

This Supplemental Indenture will become legally effective immediately upon its execution by the parties hereto in accordance with the provisions of Sections 9.02 and 9.04 of the Indenture, but the Proposed Amendments set forth in Article 1 of this Supplemental Indenture including, without limitation, all Waivers of any Defaults or Events of Default, shall not be legally operative unless and until each of the following conditions have been satisfied:

(a)
the Issuers have received the requisite consents pursuant to the 6 3/8% Senior Notes Consent Solicitation (as defined in the Consent Solicitation Statement as of the date of the execution of this Supplemental Indenture) and the proposed waivers and amendments with respect to the 6 3/8% Notes (as defined in the Consent Solicitation Statement as of the date of the execution of this Supplemental Indenture) together with the supplemental indenture related thereto (the “6 3/8% Supplemental Indenture”) have become legally effective, all of which events shall be evidenced by delivery by the Issuers to the Trustee of an Officers’ Certificate certifying that all such conditions have been met (the “Operative Date Officers’ Certificate”); and

(b)	As of the date of the Trustee’s receipt of the Operative Date Officers’ Certificate, none of the following events shall have occurred:

(i)
the Trustee’s receipt of a court order of competent jurisdiction enjoining the operational effectiveness of this Supplemental Indenture or otherwise declaring the consents received in the Consent Solicitation or this Supplemental Indenture to be legally invalid or unenforceable in any manner and such order is continuing as of the date of the Trustee’s receipt of the Operative Date Officers’ Certificate; or

(ii)	acceleration of the Notes in accordance with the Indenture; or

(iii)	the occurrence of an Event of Default under Section 6.01(a)(vi), 6.01(a)(ix), or 6.01(a)(x) of the Indenture.

For the avoidance of doubt, (a) the Trustee may conclusively rely on the Operative Date Officers’ Certificate upon receipt and without further investigation of the matters and statements set forth therein, and (b) unless and until the foregoing conditions precedent have been satisfied, the Proposed Amendments including, without limitation, all Waivers of any Defaults or Events of Default, shall not be legally operative and all terms and conditions as set forth in the Indenture immediately prior to the execution of this Supplemental Indenture shall continue to govern.
Section 2.09    Acceptance by Trustee.

Subject to the terms and conditions set forth in Section 2.08 above including, without limitation, subject to the Trustee’s receipt of the Operative Date Officers’ Certificate, the Trustee

accepts the amendments to the Indenture effected by this Supplemental Indenture and the Waivers referred to in Section 1.04 hereof and agrees to execute the trusts created by the Indenture as hereby amended, but only upon the terms and conditions set forth in the Indenture; provided however that to the extent the requisite consents of Holders of Notes to any amendment or Waiver effected by or delivered in connection with this Supplemental Indenture are determined by a court order of competent jurisdiction to have not been validly obtained in accordance with the Indenture or applicable law, such amendment or Waiver shall not be deemed to have occurred.
Section 2.10    Trustee Disclaimer.

The recitals contained herein and the statements made on Schedule I hereto and in any Officers’ Certificate (including, without limitation, the Operative Date Officers’ Certificate) shall be taken as the statements of the Issuers, and the Trustee assumes no responsibility for their correctness, and none of the recitals contained herein or the statements made on Schedule I hereto or in any Officers’ Certificate (including, without limitation, the Operative Date Officers’ Certificate) are intended to or shall be construed as statements made or agreed to by the Trustee. The Trustee makes no representations as to the statements made in the Consent Solicitation Statement or the validity or sufficiency of the Consent Solicitation, the Consent Solicitation Statement, or this Supplemental Indenture or the consequences of any amendment provided herein. Until the Waivers and Proposed Amendments are legally operative in accordance with this Supplemental Indenture, the Trustee reserves all rights and remedies under the Indenture and under applicable law with respect to the Defaults and Events of Default that are alleged to have, have or may have arisen under the Indenture.
Section 2.11    Reservation of Rights.
Notwithstanding any consent by a Holder to the Proposed Amendments and Waivers or effected by this Supplemental Indenture (including the Waivers in Section 1.04 hereof) or the execution of this Supplemental Indenture by the Trustee, such consent, Waivers and amendments shall not waive, limit, impair, or otherwise modify any of the rights of any Holder (i) to assert any claim or cause of action under chapter 5 of the Bankruptcy Law or applicable state law with respect to the Company or any Affiliate of the Company, (ii) to assert any claim or cause of action with respect to whether any Transaction or series of Transactions is or may be subject to recharacterization under Sections 105 or 365 or any other provision of the Bankruptcy Law, or applicable state law and/or avoidance under chapter 5 of the Bankruptcy Law or applicable state law, (iii) to contest the valuation of the Company or any Affiliate of the Company at any point in time, (iv) to raise any affirmative defenses (including under chapter 5 of the Bankruptcy Law or applicable state law) in response to any claim related to the Company, any Affiliate of the Company or the Transactions, or (v) to advance any position in any legal proceeding other than the rights of consenting Holders to assert that such consents, Waivers or amendments are invalid or unenforceable; provided that the rights of the Company and its Affiliates with respect to the foregoing are fully reserved and preserved in all respects.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first written above.

WINDSTREAM SERVICES, LLC, as Issuer

By:	/s/ Robert E. Gunderman
Name:	Robert E. Gunderman
Title:	CFO

WINDSTREAM FINANCE CORP., as Co-Issuer

By:	/s/ Robert E. Gunderman
Name:	Robert E. Gunderman
Title:	CFO

[Signature page to the Supplemental Indenture]

GUARANTORS:
ALLWORX CORP.
ARC NETWORKS, INC.
ATX COMMUNICATIONS, INC.
ATX TELECOMMUNICATIONS SERVICES OF VIRGINIA, LLC
BOB, LLC
BOSTON RETAIL PARTNERS, LLC
BRIDGECOM HOLDINGS, INC.
BRIDGECOM SOLUTIONS GROUP, INC.
BROADVIEW NETWORKS OF MASSACHUSETTS, INC.
BROADVIEW NETWORKS OF VIRGINIA, INC.
BUFFALO VALLEY MANAGEMENT SERVICES, INC.
BUSINESS TELECOM OF VIRGINIA, INC.
BV-BC ACQUISITION CORPORATION
CAVALIER IP TV, LLC
CAVALIER SERVICES, LLC
CAVALIER TELEPHONE, L.L.C.
CCL HISTORICAL, INC.
CHOICE ONE COMMUNICATIONS OF CONNECTICUT, INC.
CHOICE ONE COMMUNICATIONS OF MAINE INC.
CHOICE ONE COMMUNICATIONS OF MASSACHUSETTS INC.
CHOICE ONE COMMUNICATIONS OF OHIO INC.
CHOICE ONE COMMUNICATIONS OF RHODE ISLAND INC.
CHOICE ONE COMMUNICATIONS OF VERMONT INC.
CHOICE ONE OF NEW HAMPSHIRE INC.
CINERGY COMMUNICATIONS COMPANY OF VIRGINIA, LLC
CONESTOGA ENTERPRISES, INC.
CONESTOGA MANAGEMENT SERVICES, INC.
CONNECTICUT BROADBAND, LLC
CONNECTICUT TELEPHONE & COMMUNICATION SYSTEMS, INC.

CONVERSENT COMMUNICATIONS LONG DISTANCE, LLC
CONVERSENT COMMUNICATIONS OF CONNECTICUT, LLC
CONVERSENT COMMUNICATIONS OF MAINE, LLC
CONVERSENT COMMUNICATIONS OF MASSACHUSETTS, INC.
CONVERSENT COMMUNICATIONS OF NEW HAMPSHIRE, LLC
CONVERSENT COMMUNICATIONS OF RHODE ISLAND, LLC
CONVERSENT COMMUNICATIONS OF VERMONT, LLC
CORECOMM COMMUNICATIONS, LLC
CORECOMM-ATX, INC.
CTC COMMUNICATIONS OF VIRGINIA, INC.
D&E COMMUNICATIONS, LLC
D&E MANAGEMENT SERVICES, INC.
D&E NETWORKS, INC.
EARTHLINK BUSINESS HOLDINGS, LLC
EARTHLINK HOLDINGS, LLC
EARTHLINK SERVICES, LLC
EARTHLINK SHARED SERVICES, LLC
EARTHLINK, LLC
EQUITY LEASING, INC.
EUREKA BROADBAND CORPORATION
EUREKA HOLDINGS, LLC
EUREKA NETWORKS, LLC
EUREKA TELECOM OF VA, INC.
HEART OF THE LAKES CABLE SYSTEMS, INC.
INFOHIGHWAY COMMUNICATIONS CORPORATION
INFO-HIGHWAY INTERNATIONAL, INC.
INFOHIGHWAY OF VIRGINIA, INC.
IOWA TELECOM DATA SERVICES, L.L.C.
IOWA TELECOM TECHNOLOGIES, LLC
IWA SERVICES, LLC
KDL HOLDINGS, LLC
MCLEODUSA INFORMATION SERVICES LLC
MCLEODUSA PURCHASING, L.L.C.
MPX, INC.
NORLIGHT TELECOMMUNICATIONS OF VIRGINIA, LLC
OKLAHOMA WINDSTREAM, LLC

OPEN SUPPORT SYSTEMS LLC
PAETEC COMMUNICATIONS OF VIRGINIA, LLC
PAETEC HOLDING, LLC
PAETEC ITEL, L.L.C.
PAETEC REALTY LLC
PAETEC, LLC
PCS LICENSES, INC.
PROGRESS PLACE REALTY HOLDING COMPANY, LLC
REVCHAIN SOLUTIONS, LLC
SM HOLDINGS, LLC
TALK AMERICA OF VIRGINIA, LLC
TELEVIEW, LLC
TEXAS WINDSTREAM, LLC
US LEC OF ALABAMA LLC
US LEC OF FLORIDA LLC
US LEC OF SOUTH CAROLINA LLC
US LEC OF TENNESSEE LLC
US LEC OF VIRGINIA L.L.C.
US XCHANGE OF ILLINOIS, L.L.C.
US XCHANGE OF MICHIGAN, L.L.C.
US XCHANGE OF WISCONSIN, L.L.C.
US XCHANGE, INC.
VALOR TELECOMMUNICATIONS OF TEXAS, LLC
WIN SALES & LEASING, INC.
WINDSTREAM ALABAMA, LLC
WINDSTREAM ARKANSAS, LLC
WINDSTREAM BV HOLDINGS, INC.
WINDSTREAM CAVALIER, LLC
WINDSTREAM COMMUNICATIONS KERRVILLE, LLC
WINDSTREAM COMMUNICATIONS TELECOM, LLC
WINDSTREAM CTC INTERNET SERVICES, INC.
WINDSTREAM DIRECT, LLC
WINDSTREAM EN-TEL, LLC
WINDSTREAM HOLDING OF THE MIDWEST, INC.
WINDSTREAM IOWA COMMUNICATIONS, LLC
WINDSTREAM IOWA-COMM, LLC
WINDSTREAM KDL-VA, LLC

WINDSTREAM KERRVILLE LONG DISTANCE, LLC
WINDSTREAM LAKEDALE LINK, INC.
WINDSTREAM LAKEDALE, INC.
WINDSTREAM LEASING, LLC
WINDSTREAM LEXCOM ENTERTAINMENT, LLC
WINDSTREAM LEXCOM LONG DISTANCE, LLC
WINDSTREAM LEXCOM WIRELESS, LLC
WINDSTREAM MONTEZUMA, LLC
WINDSTREAM NETWORK SERVICES OF THE MIDWEST, INC.
WINDSTREAM NORTHSTAR, LLC
WINDSTREAM NUVOX ARKANSAS, LLC
WINDSTREAM NUVOX ILLINOIS, LLC
WINDSTREAM NUVOX INDIANA, LLC
WINDSTREAM NUVOX KANSAS, LLC
WINDSTREAM NUVOX OKLAHOMA, LLC
WINDSTREAM OKLAHOMA, LLC
WINDSTREAM SHAL NETWORKS, INC.
WINDSTREAM SHAL, LLC
WINDSTREAM SOUTH CAROLINA, LLC
WINDSTREAM SUGAR LAND, LLC
WINDSTREAM SUPPLY, LLC
XETA TECHNOLOGIES, INC.

By:	/s/ Robert E. Gunderman
Name:	Robert E. Gunderman
Title:	CFO

[Signature page to the Supplemental Indenture]

GUARANTORS:

SOUTHWEST ENHANCED NETWORK SERVICES, LLC
By:	Windstream Services, LLC, its sole member

By:	/s/ Robert E. Gunderman
Name:	Robert E. Gunderman
Title:	CFO

WINDSTREAM SOUTHWEST LONG DISTANCE, LLC
By:	Windstream Services, LLC, its sole member

By:	/s/ Robert E. Gunderman
Name:	Robert E. Gunderman
Title:	CFO

[Signature page to the Supplemental Indenture]

U.S. BANK NATIONAL ASSOCIATION, solely in its capacity as Trustee

By:	/s/ James H. Byrnes
Name:	James H. Byrnes
Title:	Vice President

[Signature page to the Supplemental Indenture]

Schedule I
The Transactions
Pursuant to an Agreement and Plan of Merger (the “Merger Agreement”), dated August 29, 2013, by and among the Company, Holdco and WIN Merger Sub, Inc. (“Merger Sub”), the Company created a new holding company organizational structure whereby the Company became a wholly-owned subsidiary of Holdco. Under the Merger Agreement, the Company assigned to Holdco, and Holdco assumed and agreed to perform, all obligations of the Company pursuant to certain agreements identified in the Merger Agreement.
On or prior to April 24, 2015, the Company (or the Company’s subsidiaries) contributed to Uniti the assets then owned by the Company and its subsidiaries constituting the Distribution Systems and the Consumer CLEC Business and related liabilities in exchange for: (i) the issuance to the Company of Uniti common stock; (ii) the transfer from Uniti to the Company of approximately $1.035 billion; and (iii) the transfer from Uniti to the Company of approximately $2.5 billion of Uniti debt securities, which the Company exchanged for outstanding Company debt in the Debt-for-Debt Exchange.
On April 24, 2015, the Company distributed approximately 80.4 percent of the outstanding shares of Uniti common stock to Holdco and the Company retained the remaining shares of Uniti common stock. Concurrently, Holdco distributed approximately 80.4 percent of the outstanding shares of Uniti common stock pro rata to holders of Holdco common stock. Holdco made a cash dividend of $0.0659 per share (equivalent to a pro-rated $0.25 per share quarterly dividend) and the Company made a cash distribution to Holdco to fund such pro rata cash dividend.
In connection with the Spin-Off, the Company entered into an exchange agreement, under which the Company agreed to transfer $2.5 billion of Uniti debt securities and cash to the Investment Banks, in exchange for the transfer by the Investment Banks to the Company and cancellation of certain debt of the Company consisting of borrowings outstanding under the Company’s senior credit facility and borrowings outstanding under the revolving line of credit held by the Investment Banks.
On May 27, 2015, the Company redeemed $400 million outstanding aggregate principal amount of its 8.125% Senior Notes due 2018 pursuant to a notice of redemption dated April 24, 2015. On May 27, 2015, PAETEC Holding, LLC, a wholly-owned subsidiary of the Company, redeemed approximately $450 million outstanding aggregate principal amount of its 9 7/8% Senior Notes due 2018 pursuant to a notice of redemption dated April 24, 2015.
On June 15, 2016, the Company disposed of approximately 14,703,993 shares of Uniti common stock to Company creditors in exchange for the satisfaction of certain of its outstanding debt.
On June 24, 2016, the Company disposed of approximately 14,681,071 shares of Uniti common stock to Company creditors in exchange for the satisfaction of certain of its outstanding debt.

Immediately after the Spin-Off, Holdco entered into the Master Lease. The Company and its subsidiaries do not lease the assets subject to the Master Lease, are not parties to the Master Lease and have no obligations under the Master Lease, but use such assets as permitted by the terms of the Master Lease. The Master Lease was accounted for as a “failed sale leaseback transaction,” which requires the long term lease obligations associated with the Master Lease to be reflected on the financial statements of the Company, even though it is not a party to the Master Lease.
In connection with and following the Spin-Off, the Company made Restricted Payments under the Indenture, including cash distributions to Holdco to fund lease payments by Holdco under the Master Lease and to fund dividends by Holdco to its stockholders.